[The Lebrecht Group Letterhead]




GTC  Telecom  Corp.
3151  Airway  Avenue,  Suite  P-3
Costa  Mesa,  CA  92627

           RE: GTC TELECOM CORP. REGISTRATION STATEMENT ON FORM SB-2 FOR
               58,625,770 SHARES OF COMMON STOCK
               FILE NO. 333-126708

Ladies  and  Gentlemen:

     We have acted as counsel to GTC Telecom Corp., a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by selling shareholders of up to 58,625,770 shares of the Company's common stock
(collectively, the "Securities") pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Securities. Based on such review, we are of the opinion that the Securities have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item  509  of  Regulation  S-B.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.


                         Sincerely,

                         /s/ The Lebrecht Group, APLC

                         The  Lebrecht  Group,  APLC